Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Announces Preliminary* Fourth Quarter and Full Year 2024 Global Net Product Revenues and Provides 2025 Combined Net Product Revenue Guidance and Pipeline Goals

– Full Year 2024 Preliminary Net Product Revenues of $1,646 Million for ONPATTRO®, AMVUTTRA®, GIVLAARI®, and OXLUMO®, Representing 33% Annual Growth –

– 2025 Combined Net Product Revenue Guidance** of $2,050 Million to $2,250 Million Positions Company to Achieve Alnylam P5x25 Goal of Non-GAAP Profitability –

– Robust Clinical Pipeline with Multi-Billion-Dollar Opportunities for Sustainable Growth –

CAMBRIDGE, Mass., January 12, 2025 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today announced its preliminary* fourth quarter and full year 2024 global net product revenues for ONPATTRO, AMVUTTRA, GIVLAARI, and OXLUMO. In addition, the Company provided 2025 net product revenue, non-GAAP operating income profitability, and pipeline goals guidance.

“Alnylam’s commercial and clinical achievements in 2024 position us very well for another transformative year in 2025, as we continue to evolve into a global, top-tier biotech company,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “We generated net product revenues for the year of over $1.6 billion, representing growth of 33% compared to 2023, at the high end of our revised guidance range, and demonstrating the strength of our underlying hATTR-PN and Rare businesses. We expect 2025 will represent an important inflection point for our TTR franchise, with the potential launch of vutrisiran in ATTR-CM delivering significant topline growth as reflected in our net product sales guidance announced today. If we are successful in meeting this product revenue guidance, we anticipate achieving non-GAAP profitability in 2025.”

Dr. Greenstreet continued, “We’re also looking forward to a year of major advancements in our pipeline and RNAi platform, with key goals outlined today. This remarkable pace of progress positions us well to finish the year achieving key Alnylam P5x25 goals and to continue delivering sustainable innovation to patients through our global commercial infrastructure, broad pipeline, and organic platform.”

Preliminary Fourth Quarter and Full Year 2024 Commercial and Financial Performance*

Total TTR: ONPATTRO® (patisiran) & AMVUTTRA® (vutrisiran)
•Preliminary* global net product revenues for ONPATTRO and AMVUTTRA for the fourth quarter were approximately $56 million and $287 million, respectively, representing together 35% total TTR annual growth compared to Q4 2023, and for the full year 2024 were approximately $253 million and $970 million, respectively, representing together 34% total TTR annual growth compared to full year 2023.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)
•Preliminary* global net product revenues for GIVLAARI and OXLUMO for the fourth quarter were approximately $65 million and $44 million, respectively, representing together 18% total Rare annual growth compared to Q4 2023, and for the full year 2024 were approximately $256 million and $167 million, respectively, representing together 29% total Rare annual growth compared to full year 2023.

2025 Combined Net Product Revenue & Non-GAAP Operating Income Guidance
Alnylam announced today full year 2025 combined net product revenue guidance for ONPATTRO, AMVUTTRA (PN & CM**), GIVLAARI and OXLUMO of $2,050 million to $2,250 million, representing combined full year growth compared to 2024 of 31% at the mid-point of the guidance range. On a franchise level, the guidance is broken down as follows:
•Total TTR (ONPATTRO, AMVUTTRA (PN & CM**)): $1,600 million to $1,725 million, representing full year growth compared to 2024 of 36% at the mid-point of the guidance range.
•Total Rare (GIVLAARI, OXLUMO): $450 million to $525 million, representing full year growth compared to 2024 of 15% at the mid-point of the guidance range.

In addition, the Company anticipates delivering non-GAAP operating income profitability in 2025.

The Company plans to provide additional guidance for collaboration and royalty revenue and operating expenses at the time fourth quarter and full year 2024 earnings are released.

2025 Product and Pipeline Goals

Vutrisiran – an RNAi therapeutic marketed in various countries globally as a treatment of adults with hATTR amyloidosis with polyneuropathy, and in development for the treatment of adults with ATTR amyloidosis with cardiomyopathy. Alnylam expects to:

•Achieve U.S. Food and Drug Administration (FDA) approval of the supplemental New Drug Application for the treatment of adults with ATTR amyloidosis with cardiomyopathy by the PDUFA target action date of March 23, 2025.

•Secure additional global approvals and reimbursement in Japan and the EU for the treatment of adults with ATTR amyloidosis with cardiomyopathy in the second half of 2025.

Nucresiran (ALN-TTRsc04) – an investigational RNAi therapeutic in development for the treatment of ATTR amyloidosis. Alnylam expects to:

•Initiate a Phase 3 study in patients with ATTR amyloidosis with cardiomyopathy in the first half of 2025.

Zilebesiran – an investigational RNAi therapeutic in development for the treatment of hypertension, in collaboration with Roche. Alnylam expects to:

•Report results from the KARDIA-3 Phase 2 study in the second half of 2025.
•Initiate a Phase 3 cardiovascular outcomes trial in the second half of 2025.

Mivelsiran – an investigational RNAi therapeutic in development for the treatment of Alzheimer’s disease and cerebral amyloid angiopathy (CAA). Alnylam expects to:

•Report interim results from Part B of the Phase 1 study in Alzheimer’s disease in the second half of 2025.
•Initiate a Phase 2 study in Alzheimer’s disease in the second half of 2025.

ALN-6400 – an investigational RNAi therapeutic in development for the treatment of bleeding disorders. Alnylam expects to:

•Initiate a Phase 2 study in a bleeding disorder in the second half of 2025.

In addition, the Company plans to file Investigational New Drug (IND) applications for four new Alnylam-led programs by the end of 2025.

Partner-Led Program Highlights

Alnylam partnered programs continue to progress, including:

•Fitusiran – an investigational RNAi therapeutic partnered with Sanofi in development for the treatment of hemophilia A and B, with or without inhibitors. Sanofi expects to secure FDA approval by the PDUFA target action date of March 28, 2025.
•Elebsiran – an investigational RNAi therapeutic partnered with Vir Biotechnology in development for the treatment of chronic hepatitis B and chronic hepatitis delta. In 2025, Vir expects to initiate a Phase 3 chronic hepatitis delta registrational study and to report functional cure results from a Phase 2 chronic hepatitis B study.

Alnylam management will discuss its preliminary 2024 net product revenues, as well as 2025 goals and guidance during a webcast presentation at the 43rd Annual J.P. Morgan Healthcare

Conference in San Francisco, California tomorrow, Monday, January 13, 2025 at 9:45 am PT (12:45 pm ET).

About RNAi Therapeutics
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors that encode for disease-causing or disease pathway proteins – thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s evolution into a leading, global, top-tier biotech company; Alnylam’s expectations regarding the potential approval and launch of AMVUTTRA for the treatment of ATTR amyloidosis with cardiomyopathy in the U.S. in early 2025 and in other territories in the second half of 2025; the potential that the launch of AMVUTTRA for ATTR-CM will deliver significant topline growth for Alnylam; the potential for 2025 to be a transformative year for Alnylam and that 2025 will represent an important inflection point for Alnylam’s TTR franchise; Alnylam’s ability to deliver non-GAAP operating income profitability in 2025; the potential for 2025 to be a year of major advancements in Alnylam’s pipeline and RNAi platform; Alnylam’s potential achievement of the goals in its “Alnylam P5x25” strategy; Alnylam’s ability to continue to deliver sustainable innovation to patients through its global commercial infrastructure, broad pipeline and organic platform; the potential for Alnylam to advance its research and development programs, including its goals and expectations regarding the clinical development of vutrisiran, nucresiran, zilebesiran, mivelsiran, ALN-6400, and its earlier stage programs, and its partners’ expectations for Alnylam’s partnered programs; and Alnylam’s projected commercial and financial performance, including the expected range of net product revenues and non-GAAP operating income for 2025, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including vutrisiran, nucresiran, zilebesiran, mivelsiran and ALN-6400; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the approved indications for AMVUTTRA in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. Vutrisiran has not been approved by any regulatory agency for the treatment of ATTR amyloidosis with cardiomyopathy. No conclusions can or should be drawn regarding its safety or effectiveness in treating cardiomyopathy in this population. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval

Use of Non-GAAP Financial Measures
This press release contains a non-GAAP financial measure of non-GAAP operating income. This measure is not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies. Stock-based compensation expense is included in GAAP operating income but excluded for purposes of determining non-GAAP operating income. The Company has excluded the impact of stock-based compensation expense as it may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards.

* The preliminary selected financial results are unaudited, subject to adjustment, and provided as an approximation in advance of the Company’s announcement of complete financial results in February 2025.
** Guidance assumes FDA approval of the sNDA for vutrisiran for the treatment of adults with ATTR amyloidosis with cardiomyopathy by the March 23, 2025 PDUFA target action date.